Exhibit 99.1

UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman: 816.860.5088

Investor Relations Contact: Kay McMillan: 816.860.7106

UMB Financial Corporation Reports Third Quarter 2013 Earnings of $34.4 million, or $0.83 per Diluted Share, an Increase of 31.8 percent Compared to Third Quarter 2012

Selected third quarter financial highlights:

•	Net loans at September 30, 2013 increased 20.9 percent compared to September 30, 2012 to $6.4 billion; marks the fourteenth consecutive quarter of loan growth

•	Total company assets under management increased by 27.4 percent year-over-year to $38.7 billion

•	Revenue from fee-based businesses represents 58.7 percent of total revenue

•	Net loan charge-offs decreased to 0.20 percent of average loans from 0.44 percent a year ago

•	Tier 1 capital ratio increased 221 basis points during the quarter to 12.93 percent as a result of the September 2013 equity issuance

•	In January 2014, the quarterly dividend will increase by 4.7 percent to $0.225 per share

KANSAS CITY, Mo. (October 22, 2013) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended September 30, 2013 of $34.4 million or $0.85 per share ($0.83 diluted). This is an increase of $8.3 million, or 31.8 percent, compared to third quarter 2012 earnings of $26.1 million or $0.65 per share ($0.64 diluted). Earnings for the nine months ended September 30, 2013 were $99.3 million or $2.47 per share ($2.44 diluted). This is a decrease of $2.4 million, or 2.3 percent, compared to the prior year-to-date earnings of $101.7 million or $2.54 per share ($2.51 diluted).

“Solid third quarter results once again demonstrate the strength of our business model,” said Mariner Kemper, Chairman and Chief Executive Officer. “We posted our fourteenth consecutive quarter of loan growth, which is also our seventh consecutive quarter of double digit year-over-year loan growth, with an increase of 20.9 percent, to $6.4 billion in net loans. For comparison, the nearly 1,000 depositories that have announced results through October 21 reported median loan growth of just 2.6 percent. In addition, trust and securities processing revenue, which largely comes from our asset management and asset servicing businesses, increased 21.6 percent compared to the same quarter in the prior year and noninterest expense growth was under five percent compared to the same quarter a year ago, evidence of our continued focus on expense control.”

Net Interest Income and Margin

Net interest income for the third quarter 2013 increased $5.2 million, or 6.4 percent, compared to the same period in 2012. Average earning assets increased $1.7 billion, or 14.1 percent, compared to the third quarter of 2012. This increase was primarily due to a $480.8 million, or 7.3 percent, increase in average total securities, including trading securities, and a $1.1 billion, or 21.3 percent, increase in average loans. Net interest margin decreased 19 basis points to 2.61 percent for the three months ended September 30, 2013, compared to the same quarter in 2012.

Noninterest Income and Expense

Noninterest income increased $15.3 million, or 14.4 percent, for the three months ended September 30, 2013, compared to the same period in 2012. This increase is primarily attributed to an increase in trust and securities processing income of $12.2 million, or 21.6 percent, for the three months ended September 30, 2013 compared to the same period in 2012. The increase in trust and securities processing income was primarily due to a $6.3 million, or 34.1 percent increase, in advisory fee income from the Scout Funds, a $3.6 million, or 20.9 percent, increase in fees related to institutional and personal investment management services and a $2.0 million, or 11.2 percent, increase in fee income from fund administration and custody services. Gains of $1.1 million on securities available for sale were recognized in the third quarter of 2013 compared to $0.3 million during the same period in 2012.

Noninterest expense increased $7.2 million, or 4.9 percent, for the three months ended September 30, 2013, compared to the same period in 2012. This increase is driven by higher salary and benefits expense of $4.9 million, or 6.2 percent. This increase is due to increases in salaries and wages of $3.2 million, or 6.3 percent, and a $1.5 million, or 11.8 percent, increase in employee benefits expense. Processing fees increased $1.5 million, or 11.6 percent, due primarily to fees paid by the advisor to third-party distributors of the Scout Funds. Equipment expense increased $1.9 million, or 18.2 percent, compared to the third quarter of 2012. These increases were offset by a decrease in marketing and business development expense of $1.8 million, or 24.9 percent.

“Our fee businesses continue to post strong quarterly results driven primarily by trust and securities processing revenue,” said Peter deSilva, President and Chief Operating Officer. “Net inflows in our Institutional Investment Management segment were $1.9 billion, driving assets under management to $29.3 billion at quarter end, an increase of 29.6 percent compared to a year ago. In addition, our wealth management platform for individuals ended the quarter with assets under management of $9.4 billion, which brought total company assets under management to $38.7 billion at the end of the quarter, an increase of 27.4 percent compared to the third quarter 2012. Our Asset Servicing segment has added $31.7 billion in assets under administration during the past year, and finally, in our Payment Solutions segment, total quarterly debit and credit card purchase volume increased by 19.6 percent to $1.6 billion.”

Balance Sheet

Average total assets for the three months ended September 30, 2013 were $14.9 billion compared to $13.2 billion for the same period in 2012, an increase of $1.8 billion, or 13.3 percent. Average earning assets increased by $1.7 billion for the period, or 14.1 percent.

Average loan balances for the three months ended September 30, 2013 increased $1.1 billion, or 21.3 percent, to $6.4 billion compared to the same period in 2012. Actual gross loan balances on September 30, 2013 were $6.5 billion, an increase of $1.1 billion, or 20.8 percent, compared to September 30, 2012. This increase was primarily driven by an increase in commercial loans of $685.2 million, or 25.5 percent, and a $293.1 million, or 21.8 percent, increase in commercial real estate loans. Nonperforming loans increased to $31.3 million on September 30, 2013 from $27.4 million on September 30, 2012. As a percentage of loans, nonperforming loans decreased to 0.48 percent as of September 30, 2013, compared to 0.51 percent on September 30, 2012. The company’s allowance for loan losses totaled $74.9 million, or 1.15 percent of loans, as of September 30, 2013, compared to $71.4 million, or 1.32 percent of loans, as of September 30, 2012.

For the three months ended September 30, 2013, average securities, including trading securities, totaled $7.0 billion. This is an increase of $480.8 million, or 7.3 percent, from the same period in 2012.

Average total deposits increased $1.4 billion, or 13.5 percent, to $11.8 billion for the three months ended September 30, 2013, compared to the same period in 2012. Average noninterest-bearing demand deposits increased $470.7 million, or 11.2 percent, compared to 2012. Average interest-bearing deposits increased by $934.3 million, or 15.1 percent, as compared to the same quarter in 2012. Total deposits as of September 30, 2013 were $13.0 billion, compared to $10.6 billion as of September 30, 2012, a 22.9 percent increase. Also, as of September 30, 2013, noninterest-bearing demand deposits were 43.2 percent of total deposits. As previously announced, a single Asset Servicing client is expected to migrate its deposits to another institution. As of September 30, 2013, this client’s deposits totaling $1.1 billion remained on the balance sheet.

As of September 30, 2013, UMB had total shareholders’ equity of $1.5 billion, which is a 13.1 percent increase as compared to the same period in 2012. On September 16, 2013, UMB completed the issuance of 3.9 million shares of common stock with net proceeds of $201.2 million.

“At the end of the third quarter, our Tier 1 capital ratio was 12.93 percent,” said Mike Hagedorn, Chief Financial Officer. “We have historically maintained high levels of capital as part of our risk profile, and this ratio was furthered bolstered by our capital raise in September of this year. The additional capital provided by the equity offering continues to support our growth; since the end of the third quarter 2008, average net loans have increased 52 percent and total revenue has increased 43 percent. Positive investor response to the offering demonstrates the confidence the market has in our business model and our ability to execute on that model. The majority of the institutions participating in the offering were new to UMB—a strong statement for a 100 year-old company.”

Year-to-Date

Earnings for the nine months ended September 30, 2013 were $99.3 million or $2.47 per share ($2.44 diluted). This is a decrease of $2.4 million, or 2.3 percent, compared to the prior year-to-date earnings of $101.7 million or $2.54 per share ($2.51 diluted).

Net interest income for the nine months ended September 30, 2013 increased $7.5 million, or 3.1 percent, compared to the same period in 2012. Net interest margin decreased to 2.56 percent for the nine months ended September 30, 2013 as compared to 2.79 percent for the same period in 2012.

Noninterest income increased $7.4 million, or 2.1 percent, to $356.2 million for the nine months ended September 30, 2013 as compared to the same period in 2012. Trust and securities processing income increased $27.5 million, or 16.5 percent, for the nine months ended September 30, 2013, compared to the same period in 2012. The increase in trust and securities processing income was primarily due to a $15.4 million, or 29.2 percent, increase in advisory fee income from the Scout Funds; a $3.3 million, or 5.9 percent, increase in fund administration and custody services; and a $8.1 million, or 15.6 percent, increase in fees related to institutional and personal investment management services. This increase is offset by decreases in trading and investment income, gains on sales of available for sale securities, and other income. Gains of $8.6 million on securities available for sale were recognized in the first nine months of 2013 compared to $20.0 million during the same period in 2012. Trading and investment banking income decreased $7.6 million, or 31.8 percent, driven by lower trading volume. Other noninterest income decreased $8.5 million, or 37.3 percent, primarily driven by an $8.7 million adjustment in contingent consideration liabilities on acquisitions recognized in 2012. These adjustments were due to the adoption of new accounting guidance in 2012 related to fair value measurements and changes in cash flow projections.

Noninterest expense increased $21.3 million, or 4.9 percent, for the nine months ended September 30, 2013 compared to the same period in 2012. This increase is primarily driven by an increase in salary and employee benefit expense of $14.3 million, or 6.0 percent, a $4.5 million, or 11.7 percent, increase in processing fees primarily driven by fees paid by the advisor to third-party distributors of the Scout Funds, and a $4.0 million, or 12.5 percent increase in equipment expense driven by increased computer hardware and software expense.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.225 quarterly cash dividend, which represents a 4.7 percent increase compared to the last quarterly dividend, payable on January 2, 2014, to shareholders of record at the close of business on December 10, 2013.

Conference Call

The company plans to host a conference call to discuss its 2013 third quarter earnings results on October 23, 2013, at 8:30 a.m. (CDT). Interested parties may access the call by dialing (toll-free) 877-941-8609 or (U.S.) 480-629-9692. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=693648&s=1&k=8385C9EB9937F5D8717F480564EFD188

A replay of the conference call may be heard until November 6, 2013, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4643357. The call replay may also be accessed via the company’s website umb.com by visiting the investor relations area.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2012, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing, private wealth management and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. It also has a loan production office in Texas. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation
(unaudited, dollars in thousands)

	September 30,
	2013	2012
Assets
Loans	$6,506,902	$5,389,763
Allowance for loan losses	(74,938)	(71,368)

Net loans	6,431,964	5,318,395

Loans held for sale	3,033	13,899
Investment securities:
Available for sale	6,697,997	6,487,124
Held to maturity	175,993	98,479
Trading securities	54,994	39,919
Federal Reserve Bank Stock and other	31,478	25,526

Total investment securities	6,960,462	6,651,048

Federal funds and resell agreements	54,434	41,172
Interest-bearing due from banks	1,357,881	174,012
Cash and due from banks	604,592	397,339
Bank premises and equipment, net	247,827	239,234
Accrued income	72,030	70,099
Goodwill	209,758	209,758
Other intangibles	58,749	72,351
Other assets	183,503	98,538

Total assets	$16,184,233	$13,285,845

Liabilities
Deposits:
Noninterest-bearing demand	$5,628,258	$4,415,669
Interest-bearing demand and savings	6,248,189	5,070,680
Time deposits under $100,000	593,275	562,357
Time deposits of $100,000 or more	571,322	564,074

Total deposits	13,041,044	10,612,780

Federal funds and repurchase agreements	1,527,964	1,164,199
Short-term debt	211	—
Long-term debt	5,130	5,632
Accrued expenses and taxes	130,398	191,926
Other liabilities	15,831	17,133

Total liabilities	14,720,578	11,991,670

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	862,153	730,274
Retained earnings	860,138	774,641
Accumulated other comprehensive (loss) income	(15,678)	101,413
Treasury stock	(298,015)	(367,210)

Total shareholders’ equity	1,463,655	1,294,175

Total liabilities and shareholders’ equity	$16,184,233	$13,285,845

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest Income
Loans	$59,125	$54,558	$170,459	$162,613
Securities:
Taxable interest	19,017	20,345	56,325	61,652
Tax-exempt interest	10,338	9,602	30,216	28,445

Total securities income	29,355	29,947	86,541	90,097
Federal funds and resell agreements	62	48	126	88
Interest-bearing due from banks	276	225	1,276	1,422
Trading securities	278	201	808	842

Total interest income	89,096	84,979	259,210	255,062

Interest Expense
Deposits	3,097	4,079	10,222	13,443
Federal funds and repurchase agreements	385	454	1,443	1,402
Other	69	81	190	390

Total interest expense	3,551	4,614	11,855	15,235

Net interest income	85,545	80,365	247,355	239,827
Provision for loan losses	6,500	4,500	13,500	13,500

Net interest income after provision for loan losses	79,045	75,865	233,855	226,327

Noninterest Income
Trust and securities processing	68,465	56,291	194,263	166,756
Trading and investment banking	3,792	7,120	16,324	23,938
Service charges on deposits	21,036	19,171	63,441	58,191
Insurance fees and commissions	869	1,028	3,066	2,949
Brokerage fees	2,895	3,104	8,727	8,324
Bankcard fees	15,196	14,466	47,666	46,031
Gains on sale of securities available for sale, net	1,140	259	8,552	20,022
Other	8,232	4,882	14,187	22,637

Total noninterest income	121,625	106,321	356,226	348,848

Noninterest Expense
Salaries and employee benefits	83,733	78,813	251,000	236,728
Occupancy, net	10,016	9,870	29,175	28,359
Equipment	12,205	10,330	36,012	31,999
Supplies and services	4,761	4,995	14,611	15,256
Marketing and business development	5,536	7,368	15,514	17,615
Processing fees	14,471	12,964	42,854	38,372
Legal and consulting	4,433	4,311	12,877	11,838
Bankcard	4,561	4,700	13,817	13,572
Amortization of intangible assets	3,245	3,643	10,054	11,228
Regulatory fees	2,670	2,363	7,066	7,096
Other	7,432	6,548	20,772	20,432

Total noninterest expense	153,063	145,905	453,752	432,495
Income before income taxes	47,607	36,281	136,329	142,680
Income tax provision	13,175	10,156	37,027	41,023

Net income	$34,432	$26,125	$99,302	$101,657

Per Share Data
Net income – basic	$0.85	$0.65	$2.47	$2.54
Net income – diluted	0.83	0.64	2.44	2.51
Dividends	0.215	0.205	0.645	0.615
Weighted average shares outstanding	40,698,700	40,081,304	40,185,351	40,047,261

Condensed Statements of Consolidated Comprehensive Income (Loss)	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Income	$34,432	$26,125	$99,302	$101,657
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on securities:
Change in unrealized holding gains (losses), net	11,694	32,256	(151,721)	52,410
Less: Reclassifications adjustment for gains included in net income	(1,140)	(259)	(8,552)	(20,022)

Change in unrealized gains (losses) on securities during the period	10,554	31,997	(160,273)	32,388
Income tax expense (benefit)	(4,005)	(11,827)	59,007	(12,074)

Other comprehensive income (loss)	6,549	20,170	(101,266)	20,314

Comprehensive income (loss)	$40,981	$46,295	$(1,964)	$121,971

Consolidated Statements of Shareholders’ Equity	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total
Balance—January 1, 2012	$55,057	$723,299	$697,923	$81,099	$(366,246)	$1,191,132
Total comprehensive income	—	—	101,657	20,314	—	121,971
Cash dividends ($0.41 per share)	—	—	(24,939)	—	—	(24,939)
Purchase of treasury stock	—	—	—	—	(6,062)	(6,062)
Issuance of equity awards	—	(1,612)	—	—	1,856	244
Recognition of equity based compensation	—	5,425	—	—	—	5,425
Net tax benefit related to equity compensation plans	—	333	—	—	—	333
Sale of treasury stock	—	354	—	—	256	610
Exercise of stock options	—	2,475	—	—	2,986	5,461

Balance – September 30, 2012	$55,057	$730,274	$774,641	$101,413	$(367,210)	$1,294,175

Balance—January 1, 2013	$55,057	$732,069	$787,015	$85,588	$(380,384)	$1,279,345
Total comprehensive income	—	—	99,302	(101,266)	—	(1,964)
Cash dividends ($0.43 per share)	—	—	(26,179)	—	—	(26,179)
Purchase of treasury stock	—	—	—	—	(2,551)	(2,551)
Issuance of equity awards	—	(2,189)	—	—	2,638	449
Recognition of equity based compensation	—	6,319	—	—	—	6,319
Net tax benefit related to equity compensation plans	—	963	—	—	—	963
Sale of treasury stock	—	367	—	—	172	539
Exercise of stock options	—	2,916	—	—	2,641	5,557
Common stock issuance	—	121,708	—	—	79,469	201,177

Balance – September 30, 2013	$55,057	$862,153	$860,138	$(15,678)	$(298,015)	$1,463,655

Average Balances / Yields and Rates	UMB Financial Corporation
(tax—equivalent basis)
(unaudited, dollars in thousands)

	Three Months Ended September 30,
	2013		2012
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$6,418,368	3.65%	$5,292,970	4.10%
Securities:
Taxable	4,835,235	1.56	4,617,059	1.75
Tax-exempt	2,150,108	2.95	1,903,490	3.05

Total securities	6,985,343	1.99	6,520,549	2.13
Federal funds and resell agreements	46,593	0.53	38,498	0.50
Interest-bearing due from banks	342,307	0.32	248,290	0.36
Trading securities	63,302	1.85	47,269	1.86

Total earning assets	13,855,913	2.71	12,147,576	2.94
Allowance for loan losses	(72,792)		(72,909)
Other assets	1,140,648		1,097,489

Total assets	$14,923,769		$13,172,156

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,117,927	0.17%	$6,183,598	0.26%
Federal funds and repurchase agreements	1,764,082	0.09	1,315,729	0.14
Borrowed funds	4,688	5.84	7,962	4.05

Total interest-bearing liabilities	8,886,697	0.16	7,507,289	0.24
Noninterest-bearing demand deposits	4,669,742		4,199,085
Other liabilities	107,000		186,612
Shareholders’ equity	1,260,330		1,279,170

Total liabilities and shareholders’ equity	$14,923,769		$13,172,156

Net interest spread		2.55%		2.70%
Net interest margin		2.61		2.80

	Nine Months Ended September 30,
	2013		2012
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$6,132,892	3.72%	$5,187,756	4.19%
Securities:
Taxable	4,894,956	1.54	4,525,462	1.82
Tax-exempt	2,086,482	2.99	1,833,229	3.15

Total securities	6,981,438	1.97	6,358,691	2.20
Federal funds and resell agreements	31,519	0.53	27,686	0.42
Interest-bearing due from banks	580,309	0.29	573,474	0.33
Trading securities	62,470	1.89	49,741	2.44

Total earning assets	13,788,628	2.67	12,197,348	2.95
Allowance for loan losses	(71,438)		(73,246)
Other assets	1,144,064		1,099,748

Total assets	$14,861,254		$13,223,850

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,026,963	0.19%	$6,231,448	0.29%
Federal funds and repurchase agreements	1,762,087	0.11	1,445,701	0.13
Borrowed funds	4,888	5.20	13,384	3.89

Total interest-bearing liabilities	8,793,938	0.18	7,690,533	0.26
Noninterest-bearing demand deposits	4,644,338		4,103,786
Other liabilities	145,533		183,447
Shareholders’ equity	1,277,445		1,246,084

Total liabilities and shareholders’ equity	$14,861,254		$13,223,850

Net interest spread		2.49%		2.69%
Net interest margin		2.56		2.79

THIRD QUARTER 2013
FINANCIAL HIGHLIGHTS	UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)

	2013	2012
Nine Months Ended September 30
Net interest income	$247,355	$239,827
Provision for loan losses	13,500	13,500
Noninterest income	356,226	348,848
Noninterest expense	453,752	432,495
Income before income taxes	136,329	142,680
Net income	99,302	101,657
Net income per share—Basic	2.47	2.54
Net income per share—Diluted	2.44	2.51
Return on average assets	0.89%	1.03%
Return on average equity	10.39%	10.90%
Three Months Ended September 30
Net interest income	$85,545	$80,365
Provision for loan losses	6,500	4,500
Noninterest income	121,625	106,321
Noninterest expense	153,063	145,905
Income before income taxes	47,607	36,281
Net income	34,432	26,125
Net income per share—Basic	0.85	0.65
Net income per share—Diluted	0.83	0.64
Return on average assets	0.92%	0.79%
Return on average equity	10.84%	8.12%
At September 30
Assets	$16,184,233	$13,285,845
Loans, net of unearned interest	6,506,902	5,389,763
Securities	6,960,462	6,651,048
Deposits	13,041,044	10,612,780
Shareholders’ equity	1,463,655	1,294,175
Book value per share	32.85	31.88
Market price per share	54.34	48.68
Equity to assets	9.04%	9.74%
Allowance for loan losses	$74,938	$71,368
As a % of loans	1.15%	1.32%
Nonaccrual and restructured loans	$31,260	$27,389
As a % of loans	0.48%	0.51%
Loans over 90 days past due	$3,780	$4,160
As a % of loans	0.06%	0.08%
Other real estate owned	$1,441	$5,567
Net loan charge-offs quarter-to-date	$3,209	$5,784
As a % of average loans	0.20%	0.44%
Net loan charge-offs year-to-date	$9,988	$14,149
As a % of average loans	0.22%	0.36%
Common shares outstanding	44,554,834	40,596,751
Average Balances Nine Months Ended September 30
Assets	$14,861,254	$13,223,850
Loans, net of unearned interest	6,132,892	5,187,756
Securities	7,043,908	6,408,432
Deposits	11,671,301	10,335,234
Shareholders’ equity	1,277,445	1,246,084

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended September 30, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$73,419	11,587	(11)	550	85,545
Provision for loan losses	1,833	4,667	—	—	6,500
Noninterest income	48,951	18,409	33,836	20,429	121,625
Noninterest expense	93,199	21,566	21,097	17,201	153,063

Income before taxes	27,338	3,763	12,728	3,778	47,607
Income tax expense	6,895	1,311	3,501	1,468	13,175

Net income	$20,443	2,452	9,227	2,310	34,432

Average assets	$11,129,000	1,726,000	76,000	1,993,000	14,924,000

	Three Months Ended September 30, 2012
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$69,051	$10,843	$(1)	$472	$80,365
Provision for loan losses	2,930	1,570	—	—	4,500
Noninterest income	47,151	16,081	24,789	18,300	106,321
Noninterest expense	93,683	17,764	17,316	17,142	145,905

Income before taxes	19,589	7,590	7,472	1,630	36,281
Income tax expense	5,426	2,024	2,098	608	10,156

Net income	$14,163	$5,566	$5,374	$1,022	$26,125

Average assets	$10,681,000	$849,000	$80,000	$1,562,000	$13,172,000

	Nine Months Ended September 30, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$211,238	$34,327	$(22)	$1,812	$247,355
Provision for loan losses	3,772	9,728	—	—	13,500
Noninterest income	148,136	56,486	91,543	60,061	356,226
Noninterest expense	277,253	63,502	58,850	54,147	453,752

Income before taxes	78,349	17,583	32,671	7,726	136,329
Income tax expense	19,608	5,496	8,864	3,059	37,027

Net income	$58,741	$12,087	$23,807	$4,667	$99,302

Average assets	$11,146,000	$1,769,000	$79,000	$1,867,000	$14,861,000

	Nine Months Ended September 30, 2012
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$206,374	$32,124	$2	$1,327	$239,827
Provision for loan losses	6,987	6,513	—	—	13,500
Noninterest income	166,795	50,285	74,540	57,228	348,848
Noninterest expense	281,091	49,192	50,983	51,229	432,495

Income before taxes	85,091	26,704	23,559	7,326	142,680
Income tax expense	23,441	7,733	6,874	2,975	41,023

Net income	$61,650	$18,971	$16,685	$4,351	$101,657

Average assets	$10,850,000	$855,000	$82,000	$1,437,000	$13,224,000